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BY-LAWS

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ARTICLE I

The Corporation

Section 1 .   Name .  The legal name of this corporation (hereinafter called the “Corporation”) is League Now Holdings Corporation

Section 2 .   Offices .  The Corporation shall have its principal office in the State of Florida.  The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section  3 .    Seal .  The  corporate  seal  shall  have  inscribed  thereon the  name  of  the  Corporation,  the  year  of  its  organization  and  the  words  "Corporate  Seal,

Florida."  One or more duplicate dies for impressing such seal may be kept and used.

ARTICLE II

Meetings of Shareholders

Section 1 .   Place of Meetings .  All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Florida or at such other place, within or without the State of Florida, as is fixed in the notice of the meeting.

Section 2 .   Annual Meeting .  An annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the 15th day of August in each year if not a legal holiday, and if a legal holiday, then on the next secular day.  If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

Section 3 .   Special Meetings .  Special meetings of shareholders may be called by the President whenever he deems it necessary or advisable.  A special meeting of the shareholders shall be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

Section 4 .   Notice of Meetings .  Notice of the time and place of the annual and of each special meeting of the shareholders shall be given to each of the shareholders entitled  to  vote  at  such  meeting  by  mailing  the  same  in  a  postage  prepaid  wrapper  addressed  to  each  such  shareholders  at  his  address  as  it  appears  on  the books  of  the Corporation,  or  by  delivering  the  same  personally  to  any  such  shareholder  in  lieu  of  such  mailing,  at least  ten  (10)  and  not  more  than  sixty  (60)  days  prior  to  each meeting.  Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place is  made  at  the  meeting,  it  shall  not  be  necessary  to  give  notice  of  the  adjourned  meeting  unless  the  Board  of  Directors,  after  adjournment  fix  a  new  record  date  for  the adjourned meeting.  Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the  meeting,  and  shall  state  the  name  and  capacity of  each  such  person.  Notice  of  each  special  meeting  shall  also  state  the  purpose  or  purposes  for  which  it  has  been called.  Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

 Section 5 .   Record Date for Shareholders .  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

 If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;  and  the record  date  for  determining  shareholders  for  any  other  purpose  shall  be  at  the  close  of  business  on the day  on  which  the  Board  of Directors adopts the resolution  relating  thereto.  A  determination  of  shareholders of  record entitled  to  notice  of  or  to  vote  at  any  meeting  of  shareholders  shall  apply to  any  adjournment  of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section  6 .    Proxy  Representation .  Every  shareholder  may  authorize  another  person  or  persons  to  act  for  him  by  proxy  in  all  matters  in  which  a  shareholder  is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the shareholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a longer period.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in the Florida Business Corporation Law.

Section 7 .   Voting at Shareholders' Meetings .  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the Florida Business Corporation Law prescribes a different percentage of votes or a different exercise of voting power.  In the election of directors, and for any other action, voting need not be by ballot.

Section 8 .   Quorum and Adjournment .  Except for a special election of directors pursuant to the Florida Business Corporation Law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the shareholders.  When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.  If at any meeting of the shareholders there shall be less than a quorum so present, the shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

Section 9 .   List of Shareholders .  The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 10 .   Inspectors of Election .  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of the inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.  Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section  11 .    Action  of  the  Shareholders  Without  Meetings .  Any  action  which  may  be  taken  at  any  annual  or  special  meeting  of  the  shareholders  may  be  taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.  Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the shareholders.

ARTICLE III

Directors

Section 1 .   Number of Directors .  The number of directors which shall constitute the entire Board of Directors shall be at least one (1).  Subject to the foregoing limitation, such number may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number  of  directors  is  not  so  fixed,  the  number  shall  be  one  (1)  or  shall  be  equal  to  the  number  of  shareholders,  but  not  less  than  one  (1).  No  decrease in  the  number  of directors shall shorten the term of any incumbent director.

Section 2 .   Election and Term .  The initial Board of Directors shall be elected by the incorporator and each initial director so elected shall hold office until the first annual meeting of shareholders and until his successor has been elected and qualified.  Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

Section 3 .   Filling Vacancies, Resignation and Removal .  Any director may tender his resignation at any time.  Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders.  In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors,  including  unfilled  vacancies  resulting  from  the  resignation  or  removal  of  directors  for  cause  or  without  cause,  may  be  filled  by  the  vote  of  a majority  of  the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4 .   Qualifications and Powers .  Each director shall be at least eighteen (18) years of age.  A director need not be a shareholder, a citizen of the United States or  a  resident  of  the  State  of  Florida.  The  business  of  the  Corporation  shall  be  managed  by  the  Board of  Directors,  subject  to  the  provisions  of  the  Certificate  of Incorporation.  In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the shareholders.

Section 5 .   Regular and Special Meetings of the Board .  The Board of Directors may hold its meetings, whether regular or special, either within or without the State of Florida.  The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board shall be  present;  or  they  may  meet  at such  place  and  time  as  shall  be  fixed by  the  consent  in writing of all  directors.  Regular  meetings  of the  Board may  be  held  with  or without notice at such time and place as shall from time to time be determined by resolution of the Board.  Whenever the time or place of regular meetings of the Board shall have  been  determined  by  resolution  of  the  Board,  no  regular  meetings  shall  be  held  pursuant  to  any  resolution  of  the  Board  altering  or  modifying  its  previous  resolution relating to the time or place of the holding of regular meetings, without first giving at least three (3) days written notice to each director, either personally or by telegram, or at least five (5) days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice.  Special meetings of the Board shall be held whenever called by the President, Vice-President, the Secretary or any director in writing.  Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three (3) days before the meeting, or mailed to him to his residence or usual place of business at least five (5) days before the meeting.  Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting.  All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board shall be deemed a waiver of notice thereof by him.  A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

Section 6 .   Quorum and Action .  A majority of the entire Board of Directors shall constitute a quorum except that when the entire Board consists of one director, then one director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided  that  such  majority  shall  constitute  at  least  one-third  (1/3)  of  the  entire  Board.  A  majority  of  the  directors  present,  whether  or  not  they  constitute a  quorum,  may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the Florida Business Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 7 .   Telephonic Meetings .  Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the  Board,  or  any  such  committee,  as  the  case  may  be,  by  means  of  conference  telephone  or  similar  communications  equipment  allowing  all  persons  participating  in  the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8 .   Action Without a Meeting .  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9 .   Compensation of Directors .  By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special  meeting  of  the  Board  or  of  any  committee  designated  by  the  Board  and  may  be  paid  a  fixed  sum  for  attendance  at  such  meeting,  or  a  stated  salary  as  director,  or both.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

ARTICLE IV

Committees

Section 1 .   In General .  The Board of Directors may, by resolution or resolutions passed by the affirmative vote therefore of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of one (1) or more directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or in the By-Laws, shall have all the powers of the Board, except that no such Committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any committee, or to make, amend, repeal or adopt By-Laws of the Corporation, or to submit  to  the  shareholders  any action  that  needs  shareholder approval under these By-Laws or  the  Florida  Business Corporation Law, or  to fix the compensation  of  the directors  for  serving  on  the  Board  or  any  committee  thereof,  or  to  amend  or  repeal  any  resolution  of  the  Board  which  by  its  terms  shall  not  be  so  amendable  or repealable.  Each committee shall serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2 .   Executive Committee .  Except as otherwise limited by the Board of Directors or by these By-Laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it.  The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary.  A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

ARTICLE V

Officers

Section 1 .   Designation, Term and Vacancies .  The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other  officers  as  the  Board  of  Directors  may  from  time  to  time  deem  necessary.  Such  officers  may  have  and  perform  the  powers  and  duties  usually  pertaining  to  their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board.  The same person may hold any two or more offices, except that the offices of President and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of shareholders and until his successor has been appointed and qualified.  Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors  following  the  next  annual  meeting  of  shareholders  and  until  his  successor  has  been  appointed  and  qualified.  Any  officer  may  be  removed  at  any  time,  with  or without cause, by the affirmative note therefor of a majority of the entire Board of Directors.  All other agents and employees of the Corporation shall hold office during the pleasure  of the  Board of  Directors.  Vacancies occurring  among the officers of  the Corporation shall  be  filled by  the  Board of  Directors.  The  salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section  2 .    President .  The  President  shall  preside  at  all  meetings  of  the  shareholders  and  at  all  meetings  of  the  Board  of  Directors  at  which  he  may  be present.  Subject to the direction of the Board of Directors, he shall be the Chief Executive Officer of the Corporation, and shall have general charge of the entire business of the  Corporation.  He may sign  certificates of  stock and  sign and seal bonds, debentures,  contracts  or other obligations authorized by the Board,  and  may, without  previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires.  He shall have the usual powers and duties vested in the President of a  corporation.  He  shall  have  power  to  select  and  appoint  all  necessary  officers  and employees  of  the  Corporation,  except those  selected  by  the  Board  of  Directors,  and  to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies.  He may delegate any of his powers to a Vice-President of the Corporation.

Section 3 .   Vice-President .  A Vice-President shall have such of the President's powers and duties as the President may from time to time delegate to him, and shall have such  other  powers  and  perform  such  other  duties as  may  be  assigned  to  him  by  the Board  of  Directors.  During  the  absence  or  incapacity  of  the  President,  the  Vice-President, or, if there be more than one, the Vice-President having the greatest seniority in office, shall perform the duties of the President, and when so acting shall have all the powers and be subject to all the responsibilities of the office of President.

Section 4 .   Treasurer .  The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors.  Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries, approved by the Board of Directors as the Board of Directors or President may designate.  He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them.  Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required.  He shall keep proper and accurate books of account.  He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

Section 5 .   Secretary .  The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or Vice-President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary.  He shall attend to the giving and serving  of  notices  of  meetings.  He  shall  have  charge  of  such  books  and  papers  as  properly  belong  to  his  office  or  as  may  be  committed  to  his  care  by  the Board  of Directors.  He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

Section 6 .   Delegation .  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VI

Stock

Section 1 .   Certificates Representing Shares .  All certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws, or the laws of the State of Florida Business Corporation Law.  Such shares shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed.  Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal.  All certificates shall be consecutively numbered and the name of  the person  owning  the  shares represented  thereby, his  residence,  with  the  number of  such  shares and the date  of issue,  shall be  entered on the Corporation's  books.  All certificates surrendered shall be cancelled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except as provided for herein.

In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

Section 2 .   Fractional Share Interests .  The Corporation, may, but shall not be required to, issue certificates for fractions of a share.  If the Corporation does not issue fractions of a share, it shall:  (1) arrange for the disposition of fractional interests by those entitled thereto; (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full  share upon the surrender of  such scrip  or  warrants  aggregating a full share.  A  certificate for a  fractional share  shall, but  scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section  3 .    Addresses  of  Shareholders .  Every  shareholder  shall  furnish  the  Corporation with  an  address  to  which  notices  of  meetings  and  other  notices  may  be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

Section 4 .   Stolen, Lost or Destroyed Certificates .  The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock be issued in place  of  any  certificate  or  certificates  of  stock  theretofore  issued  by  the  Corporation,  alleged  to  have  been  stolen,  lost  or  destroyed,  and  the  Board  of  Directors  when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his legal representatives to give to the Corporation and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost or destroyed.

Section 5 .   Transfers of Shares .  Upon compliance with all provisions restricting the transferability of shares, if any, transfers of stock shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.  The Board of Directors may appoint  one  or more suitable banks and/or trust companies as transfer  agents  and/or  registrars  of  transfers,  for facilitating transfers of  any  class or series of  stock of  the Corporation by  the holders thereof under  such regulations as  the Board of Directors  may  from time  to time  prescribe.  Upon  such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

ARTICLE VII

Dividends and Finance

Section  1 .    Dividends .  The  Board  of  Directors  shall  have  power  to  fix  and  determine  and  to  vary,  from  time  to  time,  the  amount  of  the  working  capital  of  the Corporation before declaring any dividends among its shareholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or  dates  for  the  declaration  and  payment  of  dividends  and  to  determine  the  amount  of  any  dividend,  and  the  amount  of  any  reserves  necessary  in  their  judgment  before declaring any dividends among its shareholder, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

Section 2 .   Fiscal Year .  The fiscal year of the Corporation shall end on the last day of December in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate with the consent of the Department of Taxation and Finance, where applicable.

ARTICLE VIII

Miscellaneous Provisions

Section 1 .   Stock of Other Corporations .  The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to  attend, act  and  vote  at  meetings  of  the  shareholders  of  any  corporation in  which the  Corporation  shall  hold  stock, and  to  exercise  thereat any  and all rights  and  powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more  designated  occasions,  or  generally  on  all  occasions  until  revoked  by  the  Board.  In  the  event  that  the  Board  shall  fail  to  give  such  authority,  such  authority  may  be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.

Any stocks or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of this Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

Section 2 .   Books and Records .  Subject to the Florida Business Corporation Law, the Corporation may keep its books and accounts outside the State of Florida.

Section  3 .    Notices .  Whenever  any  notice  is  required  by  these  By-Laws  to  be  given,  personal  notice  is  not  meant  unless  expressly  so  stated,  and  any  notice  so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section  4 .    Amendments .  Except  as  otherwise  provided  herein,  these  By-Laws  may  be  altered,  amended  or  repealed  and  By-Laws  may  be  made  at  any  annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the holders of a majority of the shares of stock of the Corporation outstanding and entitled to vote thereat; or by a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.